EXHIBIT 10.12

                               UNIVERSITY OF MIAMI

                                 April 10, 1998

Mr. Mead McCabe, Jr.
Genetic Vectors, Inc.
5201 N.W. 77 Avenue, Suite 100
Miami, Florida  33166

         Re:      License Agreement Effective September 7, 1990 (hereinafter
         "License Agreement") between the University of Miami and its School of Medicine (hereinafter "Licensor") and ProVec, Inc. which was subsequently assigned to Epi DNA, Inc., Genetic Vectors, Inc. (hereinafter "Licensee"), is a successor to ProVec, Inc. Institution file No. UM90-16, Chemical Method for Specifically Coupling Biotin to Guanosine in Nucleic Acids (hereinafter "Technology and Product").

Dear Mead:

         As we previously discussed, the University understands your company's position, and is willing to make a brief accommodation to allow further product development. The University recognizes that, according to Article 9.3 of the above Agreement, the Licensee has an obligation to continue sales, and that if the Licensee discontinues sales for more than three months that the Licensor may terminate the Agreement. The University, as Licensor, has decided not to terminate the License Agreement for breach of this obligation, and is waiving it right to enforce this provision until August 31, 1998. The University reserves its right to enforce this provision after August 31, 1998 and throughout the remaining term of the License Agreement. The University expects the Licensee to notify it of the date of first sale within thirty (30) days following August 31, 1998 as consideration for the University's waiving its right to terminate before August 31, 1998.

         In addition, according to Provision 4.1 of the above Agreement, the "Licensee agrees to take all action necessary" to enable Licensor to satisfy its obligations under Public Law 96-517 as amended. The University, in order to comply with federal law must submit a hard copy of each patent application as filed showing the "federal support clause" and a hard copy of each issued patent so that the information may be recorded and filed with the Department of Health and Human Services. Please submit such information to my office by April 15th.

         If you have any questions or concerns please contact me as soon as possible. Thank you for your assistance.

                                   Sincerely,

                                   /s/ Leslie Quinn
                                   --------------------------------
                                   Leslie Quinn
                                   Assistant Director
Enclosure
cc:      Dr. Gary S. Margules
         Mr. Mike Novo, Esq.
         Dr. Mead McCabe, Sr.


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